UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35203 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On April 9, 2015, Alabama Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of an additional $175,000,000 aggregate principal amount of its Series 2015A 3.750% Senior Notes due March 1, 2045 (the “Series 2015A Senior Notes”). The Series 2015A Senior Notes are part of the same series of debt securities issued by the Company on March 11, 2015. Upon completion of this offering, the aggregate principal amount of outstanding Series 2015A Senior Notes was $725,000,000. Also on April 9, 2015, the Company entered into an Underwriting Agreement covering the issuance and sale of $250,000,000 aggregate principal amount of its Series 2015B 2.800% Senior Notes due April 1, 2025 (the “Series 2015B Senior Notes”). Both the Series 2015A Senior Notes and the Series 2015B Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-194227) of the Company.
Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

1.3(a)
Underwriting Agreement relating to the Series 2015A Senior Notes, dated April 9, 2015, among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

1.3(b)
Underwriting Agreement relating to the Series 2015B Senior Notes, dated April 9, 2015, among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.6(a)
Fifty-Third Supplemental Indenture to Senior Note Indenture dated as of March 11, 2015, providing for the issuance of the Series 2015A Senior Notes. (Designated in Form 8-K dated March 5, 2015, File No. 1-3164, as Exhibit 4.6.)

4.6(b)	Fifty-Fourth Supplemental Indenture to Senior Note Indenture dated as of April 14, 2015, providing for the issuance of the Series 2015B Senior Notes.

4.9(a)	Form of Series 2015A Senior Note (included in Exhibit 4.6(a) above).

4.9(b)	Form of Series 2015B Senior Note (included in Exhibit 4.6(b) above).

5.1(a)	Opinion of Balch & Bingham LLP relating to the Series 2015A Senior Notes.

5.1(b)	Opinion of Balch & Bingham LLP relating to the Series 2015B Senior Notes.

8.1	Tax Opinion of Balch & Bingham LLP relating to the Series 2015A Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 14, 2015	ALABAMA POWER COMPANY

		By	/s/Christopher R. Blake
Christopher R. Blake Assistant Treasurer